Exhibit 10.26

 No.:

Fixed Assets Loan Contract
(2016 Edition)

      Special note: The Contract is negotiated by the lender and the borrower on an equal and voluntary basis. All contract terms are true representations of the parties’ intentions. To protect the legitimate rights and interests of the Borrower, the Lender specifically invites the Borrower to take full notice of the full terms and conditions of the parties, in particular, the contents in bold.

Lender: Industrial and Commercial Bank of China Limited Xiamen Xiang’an Branch
Principal:   Zhuang Youjie Contact: /
Domicile (Address):   13 Xiangxi Fifth Lane, Maxiang Township, Xiang’an District, Xiamen Postal Code: 36101
Telephone: 0592-7065287 Fax: / Email: /

Borrower:        Photronics DNP Mask Corporation Xiamen
Legal Representative: PETER SCOTT KIRLIN Contact:                Mobile No.:
Domicile (Address):                                   Postal Code:
Telephone:                 Fax:                 Email:
[Please ensure that the Borrower fills in the above information accurately and completely to ensure the timely delivery of relevant notices and legal documents.]

　　Through equal negotiations, a consensus has been reached and the Contract has been entered into on the matters of the Lender’s issuance of lending to the Borrower.

Section 1    General Stipulations

　　Article 1 Loan Purpose

　　The purpose of loans under the Contract is: Project construction for the “Photronics DNP Mask Corporation Xiamen “New Project (X2017G07-G Plot Phase I Construction)”. Without the written consent of the Lender, the Borrower shall not use lending for other purposes The Lender is entitled to supervision of the use of funds.

　　Article 2 Lending Amount and Term

　　2.1 The lending currency under the Contract is the RMB RMB, and the amount is the actual lending amount (in words:    the actual withdrawal amount) (where the figure and the amount in words is not the same, the amount in the words shall prevail).

　　2.2 The lending term under the Contract is no longer than eight years, from the actual withdrawal date (for multiple withdrawals, from the first withdrawal date); the actual withdrawal date shall be based on the loan receipt.

　　Article 3 Interest Rate, Interest, and Fees

　　3.1 [Method for determining the RMB lending rate]

　　The RMB lending rate is determined according to the following method (3) below:

　　(1) Fixed interest rate, at an annual interest rate of  / %, with the interest rate remaining unchanged for the duration of the Contract.

　　(2) The lending rate is determined by the benchmark interest rate plus a floating range, wherein the benchmark interest rate is the benchmark lending rate of the People’s Bank of China on  /  (withdrawal date/contract effective date) that corresponds to the lending term stipulated in Article 2.2, and the floating range is (upward/downward/zero)  / %. After the Borrower makes a withdrawal, the lending rate will remain the same for a period of   /  (1/3/6/12) month(s), to be adjusted once a period, with interest accounted for in segments. The date for determining the interest rate for the second period shall be the date that corresponds to the withdrawal date at the end of the first period; should the given month not have the given date that corresponds to the withdrawal date, the corresponding date shall be the last day of the given month, and the same shall hold true for other periods. Should the Borrower make withdrawals in installments, the lending rate shall be adjusted according to method / listed below:

     A. Regardless of the number of withdrawals during a single period, the current lending rate determined on the date on which the interest rate for the current period shall be used, to be adjusted at the next period.

     B. The lending rate shall be determined and adjusted for each withdrawal.

     (3) The lending rate for each withdrawal shall be determined based on the benchmark interest rate plus the floating range, wherein the benchmark interest rate shall be the annual (annual/monthly) loan promotion rate (LPR) by the National Interbank Funding Center published on the business day prior to the withdrawal date (withdrawal date/effective date of the contract) for the current withdrawal, and the floating range shall be  /  (upward/downward/zero)  / % or plus (plus/less/zero) 83.5 base points (with one base point being 0.01%). The lending rate after each withdrawal shall be adjusted according to method   listed below:

     A. For a period of 1 (1/3/6/12) month(s), to be adjusted once a period, with interest accounted for in segments. The benchmark interest rate adjustment date for the second period shall be the date that corresponds to the withdrawal date at the end of the first period; should the given month not have the given date that corresponds to the withdrawal date, the corresponding date shall be the last day of the given month. Should the National Interbank Funding Center not have published a loan benchmark interest rate for the corresponding term on the previous business day, the loan benchmark interest for the corresponding term published on the last business day shall prevail, and so on and so forth.

      B. The lending rate shall not be adjusted for the entire lending term.

      (4) Other: /

　　3.2  [Method for determining the foreign exchange lending rate]

　　The foreign exchange lending rate shall be determined according to method  /   below:

　　(1) Fixed interest rate, at an annual interest rate of  /  %, with the interest rate remaining unchanged for the duration of the Contract.

　　(2) Floating interest rate, with the lending rate determined by the spread of the  /  -month  /   (LIBOR/HIBOR) as the benchmark interest rate plus /   base points (i.e., 0.01%). The spread will remain unchanged during the Contract term. After the Borrower makes a withdrawal, the benchmark interest rate shall be adjusted according to method  /   listed below, with interest accounted for in segments:

　　A. For a period of  /   (1/3/6/12) month(s), to be adjusted once a period. The benchmark interest rate adjustment date for the second period shall be the date that corresponds to the withdrawal date at the end of the first period; should the given month not have the given date that corresponds to the withdrawal date, the corresponding date shall be the last day of the given month, and the same shall hold true for other periods.

　　B. The benchmark interest rate shall be adjusted on the first day of each interest-bearing period.

     (3) Other: /

     3.3 Interest shall be calculated on lending under the Contract on a daily basis from the withdrawal date and settled every month (month/quarter/six months/year). Interest shall be settled with principal when loans are due,  and the daily interest rate = annual interest rate/360.

     3.4 The penalty interest rate for overdue payments under the Contract shall be determined at 30 % of the original lending rate, and the penalty interest rate for misuse of loans shall be determined at 50 % of the original lending rate.

     3.5 In addition to interest, the Borrower shall also pay a commitment fee to the Lender. The commitment fee shall be the difference between the amount of lending stipulated in Article 2 and the Borrower’s withdrawals (the daily average balance during the billing period) and an annual rate of   /  %, to be paid according to method  /   below:

     (1) A single payment shall be made to the Lender on the last day of the billing period.

     (2) After the Contract enters into force, payments shall be made in installments to the Lender on the 20th day of every  /   (month/quarter/six months) up until the last day of the billing period.

      The billing period refers to the period between the signing date of the Contract and the withdrawal date of the last loan as stipulated in Article 4.

      The commitment fee is paid in installments; should the Borrower fail to pay the commitment fee on time, the Lender is entitled to the suspension of the issuance of loans or to cancel all amounts that the Borrower has not withdrawn.

　　Article 4 Withdrawals

      The Borrower shall make withdrawals according to method   listed below according to actual funding needs:[x1]

     (1) One-time loan request prior to    ;

     (2) One or more loan requests after the Contract’s effective date and before    ;

     (3) Withdrawals in installments on the dates below; the Borrower may, with the Lender’s consent, make changes to withdrawal dates or amounts based on funding needs, though the Borrower must make loan requests no later than    .

Withdrawal Date	Withdrawal Amount

      4.2 Should the Borrower fail to make withdrawals as agreed, the Lender is entitled to cancel, in part or in full, lending that the Borrower has not yet withdrawn.

　　Article 5 Repayment

     5.1 The Borrower shall repay lending according to the following repayment plan (when there is additional content, additional pages can be attached):

Planned Repayment Date	Planned Repayment Amount

　　For lending under the Contract under the following circumstances, the Borrower shall not be required to pay the early repayment penalty in case the loan is returned immediately after the corresponding funds are in place, thus resulting in early repayment:

　　                            /
　　                            /

　　Apart from the circumstances stipulated in Article 5.2, should loans be repaid early, the Borrower shall pay an early repayment penalty to the Lender, with the early repayment penalty calculated according to the following criteria: early repayment amount × remaining lending term (months) ×  / %; if the remaining lending term is less than one month, the period shall be calculated as one month.

　　Special Agreements on Revolving Loans (Optional clause; this Article □ is applicable ■ is not applicable)

     The Borrower may use lending under the Contract on a revolving basis every  /  (six months/one year/two years/three years/four years/five years) (hereinafter referred to as the unit lending period). After necessary procedures are performed, the outstanding principal of the loan during the previous unit borrowing period may continue to be used during the next unit borrowing period, but the maturity date of any withdrawal shall not exceed the expiration date of the borrowing period mentioned in the preceding Article 2.

      Article 7 Guarantee[x2]

      The loan guarantee under the Contract is the maximum guarantee, and the corresponding maximum guarantee contract is as follows:

      Name of the maximum guarantee contract:   Maximum Mortgage Contract (No.: )

      Guarantor:            Photronics DNP Mask Corporation Xiamen

　　Article 8 Financial Agreement (Optional clause; this Article □ is applicable ■ is not applicable)

　　For the duration of the Contract, the Borrower shall be subject to the following financial metrics:

　　                            /
　　                            /

　　Article 9 Dispute Resolution

　　The dispute resolution method under the Contract is (1):

 　 (1) The dispute shall be submitted to the Xiamen Arbitration Commission, subject to the arbitration rules effective at the time in which the application for arbitration is submitted for arbitration in Xiamen (arbitral place). The arbitral award is final and binding upon the parties.

　　(2) The dispute shall be resolved through litigation in the court of the Lender’s location.

　　Article 10 Miscellaneous

　　The Contract is in duplicate, with the Borrower, Lender, and   , / /    , each holding one original, each of equal legal effect.

　　10.2  The following attachments and other attachments mutually agreed upon by the parties shall constitute an integral part of the Contract and have the same legal effect as the Contract:

　　Attachment 1: Withdrawal Notice (Format)

　　Attachment 2: Entrusted Payment Agreement

　　Attachment 3: /

　　Article 11 Other Matters of Agreement

　　11.1  The arbitral ruling is final and binding on both parties. The parties agree that the arbitration shall be conducted after the arbitration has been filed; the relevant legal documents (including the arbitration documents) shall be deemed to have been served on the day following mailing to the mailing addresses of the parties as recorded in the Contract.

　　11.2 The Borrower shall disclose related party relationships and related party transactions to the Lender in a timely, comprehensive, and accurate manner; the total amount of financing that the Borrower applies to the Lender for shall not exceed the actual funding needs of Party B. Should the Borrower violate any of the stipulations in the two foregoing paragraphs, the Lender is entitled to take the breach of contract remedy measures as stipulated in this agreement.

　　11.3 Without the consent of the Lender, the Borrower shall not provide any guarantees or warranties to others or be deemed as in breach of contract, wherein the Lender is entitled to withdraw financing in advance.

　　11.4 Without the written consent of the Lender, the Borrower shall not set up mortgages (pledges) on or provide guarantees or warranties for assets that it effectively operates.

　　11.5 The Borrower shall regularly submit reports to the Lender on external guarantees and promise that such information on external guarantee amounts is complete, true, and accurate.

　　11.6 When the Borrower’s financial metrics during the existence of lending are inferior to those previously agreed to by the Lender (if any), the Lender is entitled to declare that the loan expire in advance, to suspend the issuance of unissued funds, to require that the Borrower repay some or all of the loans already issued, or to require that the Borrower provide a legal and valid guarantee as recognized by the Lender.

　　11.7 The Borrower’s operating income shall be collected in an account overseen by the Bank at a ratio no lower than the Bank’s interbank ratio, subject to the Bank’s supervision, whereby such income is first used to repay loan principal and interest;

　　11.8 During the existence of loans, without the written consent of the lending bank, the Borrower shall not use this project and the associated rights to add financing, provide guarantees, or invest in others;

　　11.9 Prior to settling all debts with the Bank, should the Borrower adjust its planning for project operations or otherwise cause significant matters that may adversely affect the interests of the Bank, the Borrower shall first notice the lending bank in advance and obtain their written consent.

Section 2 Specific Stipulations

　　Article 1  Interest Rate and Interest

　　1.1 For foreign currency borrowing, LIBOR is the interbank interest rate for the lending currency under the Contract displayed on the Reuters financial telecommunications terminal “LIBO=” page two banking days (11: 00 am London time) prior to the withdrawal date or benchmark interest rate adjustment date; HIBOR is the interbank interest rate for the lending currency under the Contract displayed on the Reuters financial telecommunications terminal “HIBO=” page two banking days (11: 15 am Hong Kong time) prior to the withdrawal date or benchmark interest rate adjustment date.

　　1.2 Should loan interest be settled on a monthly basis, the settlement date shall be the 20th of each month; should interest be settled quarterly, the settlement date shall be the 20th day of the last month of each quarter; should interest be settled semi-annually, the settlement date shall be June 20 or December 20 of each year.

　　1.3 The first interest-bearing period shall be from the actual date of withdrawal to the first settlement date; the last interest-bearing period shall be from the day after the end of the previous interest-bearing period to the final payment date; all other interest-bearing periods shall be from the date after the end of the previous interest-bearing period to the next settlement date.

　　1.4 Loan Interest = Loan Principal × Daily Interest Rate × Actual Days of Use. Should the equal principal and interest repayment method be adopted, the formula for calculating the principal and interest shall be as follows:

Total Principal and Interest Per Period =	Loan Principle x Period Profit x (1 + Period Profit) Number of Repayment Installments
(1 + Period Profit) Number of Repayment Installments - 1

　　1.5 For lending under the Contract that adopts a floating interest rate, after a loan is overdue, the rules for interest rate adjustments shall remain unchanged.

　　1.6 Should the People’s Bank of China adjust its measures for determining loan interest rates applicable to lending under the Contract, the relevant rules of the People’s Bank of China shall be adopted, and the Lender shall not provide separate notice thereof to the Borrower.

　　1.7 The lending rate determined at the signing of the Contract may float downward to a certain degree from the relevant loan benchmark interest rate published by the People’s Bank of China or the loan prime rate (LPR) published by the National Interbank Funding Center. The Lender is entitled to re-evaluate the Borrower’s interest rate concessions each year and determine whether to cancel, in part or in full, the interest rate concessions granted to the Borrower, based on national policies, the Borrower’s credit standing, lending guarantee changes, and other such circumstances, and promptly notify the Borrower of such a cancellation.

　　Article 2  Loan Issuance and Payments

　　2.1  The Borrower must meet the withdrawal preconditions stipulated under the Contract in order to withdraw loans, otherwise the Lender is not obligated to issue any funds to the Borrower, unless the Lender has agreed to such an issuance in advance;

　　2.2  Preconditions for initial withdrawal:

　　(1) The loan project has been approved, accepted, or filed by state authorities; (unless, pursuant to relevant regulations, relevant approval, acceptance, or filing is required prior to issuance of the loan);

　　(2) Project capital or other funds to be raised have been fully paid at the prescribed times and proportions;

  (3) Apart from credit loans, the Borrower has provided corresponding guarantees as required by the Lender and has completed relevant guarantee procedures;

　　(4) A withdrawal notice has been submitted to the Lender as stipulated under the Contract.

　   (5) Other materials required by the Lender have been submitted.

　　2.3  Prior to each withdrawal, in addition to meeting the preconditions for the initial withdrawal, the Borrower shall also meet the following preconditions:

      (1) Project capital is allocated, and the current capital has been sufficiently allocated for at the given ratio;

      (2) No cost overruns have occurred or cost overruns have been self-financed;

　　(3) The progress of the project has been completed as planned, and the actual progress of the project matches the invested amount;

　　(4) There has been no breach of contract under the Contract or other contracts with the Lender;

      (5) The proof of loan usage provided is consistent with the intended use.

　　2.4  Written documents provided to the Lender by the Borrower at the time of withdrawal must be originals; if originals cannot be provided, with the Lender’s consent, photocopies affixed with the Borrower’s corporate seal may be provided.

　　2.5 The Borrower must provide the Lender with a withdrawal notice at least five banking days in advance of a withdrawal. Once the withdrawal notice has been submitted, it cannot be revoked without the written consent of the Lender. Once the withdrawal notice has been submitted, it cannot be revoked without the written consent of the Lender.

　　2.6  Once the Lender has approved of and agreed to the Borrower’s withdrawal, the Lender shall transfer the loan to the Borrower’s designated account, meaning that the Lender has issued the loan to the Borrower as stipulated under the Contract.

　　2.7  Pursuant to relevant regulatory requirements and the Lender’s administrative requirements, lending exceeding a certain amount or meeting certain conditions shall be made with a Lender’s entrusted payment, whereby the Lender pays the loan amount to payment objects that comply with the usage stipulated under the Contract based on the Borrower’s withdrawal application and payment entrustment. To this end, the Borrower shall enter into a separate entrusted payment agreement with the Lender as an attachment to the Contract and open or designate an account at the Lender for entrusted payments.

　　Article 3 Repayments

　　3.1　The Borrower shall repay the principal, interest and other payables in full and on time as stipulated under the Contract. One banking day prior to the repayment date and each settlement date, the Borrower shall deposit enough in its repayment account opened at the Lender for the current interest, principal, and other payables, and the Lender is entitled to actively collect payment there from on the repayment date or settlement date, or ask that the Borrower comply with relevant transfer procedures. Should the amount in the repayment account be insufficient to pay all payables due, the Lender has the right to determine the order of payment.

　　3.2  Should the Borrower apply to repay loans early, in part or in full, the Borrower shall submit a written application to the Lender 10 banking days in advance and pay the early repayment penalty to the Lender according to the standards stipulated under the Contract.

　　3.3  Should the Lender agree to an early repayment, on the early repayment date, the Borrower shall also settle loan principal, interest, and other payments due as of the early repayment date, as stipulated under the Contract.

　　3.4  Should the actual loan period be shortened because of the Borrower’s early repayment or because the Lender withdraws the loan in advance as stipulated under the Contract, the corresponding interest rate grade shall not be adjusted, and the original lending rate shall still be used.

　  Article 4 Revolving Loans

　　4.1  Loans under the Contract may be used on a revolving basis, with the first unit lending period being the initial withdrawal date, and the starting date of the second unit lending period being the date that corresponds to the withdrawal date at the end of the first period. Should the starting month of a certain unit lending period not have the date that corresponds to the initial withdrawal date, the last day of the given month shall be the corresponding date, and so on and so forth. Once the unit lending period is determined, it shall not be adjusted without the Lender’s consent.

　　4.2 The lending balance of each unit lending period after the initial unit lending period shall be less than the loan balance of the previous unit lending period, and at the end of each unit lending period, the Borrower shall repay lending according to the stipulated repayment plan. Lending cannot be used on a revolving basis within a single unit lending period.

　　4.3  If a floating interest rate is used for RMB revolving loans, the benchmark interest rate shall be determined based on the benchmark lending rate of the People’s Bank of China for the lending grade that corresponds to the unit lending period.

Article 5 Guarantees

　　5.1  Apart from credit loans, the Borrower shall provide legal and valid guarantees recognized by the Lender for its performance of obligations under the Contract. A guarantee contract shall be separately signed. A guarantee contract shall be separately signed.

　　5.2  Should the collateral under the Contract be damaged, devalued, subject to an ownership dispute, seized or withheld, or should the mortgager dispose of the collateral without authorization, or should the financial situation of the guarantor adversely change or change in a way that is not conducive to the Lender’s claims, the Borrower shall promptly notify the Lender and provide additional guarantees as recognized by the Lender.

　　5.3 The Lender is entitled to periodically or irregularly reassess the value of the collateral and the guarantor’s ability to guarantee. Should the assessment hold that the value of the collateral has declined or that the guarantor’s ability to guarantee has declined, the Borrower shall provide additional guarantees equal to the reduced value or the reduced ability to guarantee and may provide other guarantees as recognized by the Lender.

　　5.4  Should pledge guarantees for receivables be provided for loans under the Contract, for the duration of the Contract, in any one of the following circumstances, the Lender has the right to declare the early expiration of lending, require that the Borrower immediately repay loan principal and interest, in part or in full, or add additional legal, valid, and sufficient guarantees recognized by the Lender:

      (1) The accounts receivable pledgor’s bad debt rate on the payer’s accounts receivable has increased for two consecutive months;

      (2) The accounts receivable pledgor’s accounts receivable for the payer that are overdue and have yet to be received account for over 5% of the payer’s balance of accounts receivable;

      (3) The accounts receivable pledgor has entered into a trade dispute (including but not limited to quality, technology, or service disputes) or claims dispute with the payer or another third party, such that the accounts receivable may not be payable on time.

　　Article 6  Insurance

　　6.1  At the Lender’s request, the Borrower shall purchase insurance from an insurance company recognized by the Lender for project equipment, project construction, and shipment of goods associated with the borrowing, as well as project construction and operations risks. The type of insurance and period of insurance shall meet the Lender’s requirements, and the amount of insurance shall cover the risk of the loan.

　　6.2  For the duration of the Contract, the Borrower shall not interrupt insurance for any reason. Should insurance be interrupted, the Lender has the right to renew the insurance or purchase insurance on its behalf, and the Borrower shall bear expenses. Should the Borrower and related parties make substantial changes to the policy or terminate it in advance, the Lender shall be notified 30 days in advance, and the Lender’s consent must be obtained; otherwise, the Borrower shall be liable for compensation for losses suffered by the Lender from the interruption or termination of insurance or policy changes.

　　6.3  The insurance policy shall indicate that the Lender is the priority recipient (primary beneficiary) at the time of insurance, and the insurer should directly pay insurance payouts to the Lender. There shall be no restrictions on the Lender’s interests in the insurance policy.

　　6.4  The Borrower shall notify the Lender in writing within three days from the date on which it becomes aware or should be aware of an insured event and shall make a timely claim with the insurance company in accordance with the relevant provisions of the insurance contract. Insurance compensation or payouts shall be used to repay the loan in advance or to restore the value of the project with the Lender’s approval or shall be deposited into the Lender’s designated account, as a margin to guarantee the Borrower’s performance of debt under the Contract.

　　Article 7  Representations and Warranties

　  The Borrower makes the following representations and warranties to the Lender, which shall be valid for the duration of the Contract:

　　7.1  Borrowing and related matters comply with legal and regulatory requirements;

　　7.2  The Borrower has the qualifications for borrowing and the qualifications and ability to sign and perform the Contract.

　　7.3  All necessary authorizations or approvals have been obtained for signing the contract, and the signing and performance of the contract do not violate the provisions of the company’s articles of incorporation or relevant laws and regulations and do not conflict with obligations under other contracts.

　　7.4  Other debts payable have been paid on time, with no malicious defaults on bank loans or interest.

　　7.5  There are sound organizations and financial management systems in place. In the past one year, there have been no major disciplinary violations or unlawful conduct, and current senior management have no significantly negative records.

　　7.6  All documents and materials provided to the Lender are true, accurate, complete, and valid, and they are free of false records, material omissions, or misleading statements.

　　7.7  Financial accounting reports provided to the Lender have been prepared in accordance with PRC accounting standards, reflecting the Borrower’s operating conditions and liabilities in a true, fair, and complete manner. Since the latest financial accounting report, the Borrower’s financial position has not experienced any significantly adverse changes.

　　7.8  No litigation, arbitration, or claims have been concealed from the Lender.

　　Article 8    Borrower Commitments

　　8.1  To withdraw and use loans according to the terms and purposes stipulated under the Contract and to ensure that borrowings, in any form, do not flow into the securities market, futures market, or other uses prohibited or restricted by relevant laws and regulations.

　　8.2  To settle loan principal, interest, and other payables as stipulated under the Contract.

　　8.3  To accept and actively cooperate with the Lender’s accounts analysis inspection and supervision of the use of loan funds, including by means of account analysis, document inspection, and on-site investigations, and to regularly report the use of loan funds as required by the Lender.

　　8.4  To accept the Lender’s credit checks, to provide financial accounting materials, such as balance sheets and income and loss statements, and other materials reflecting the Borrower’s solvency, as required by the Lender, and to assist and cooperate with the Lender’s investigations, inquiries, and supervision of its productions, operations, and financial standing.

　　8.5  To not distribute dividends or bonuses, in any form, when there are outstanding loan principal, interest, or other payables (including amounts that are announced as due immediately) under the Contract.

　　8.6  To first obtain the Lender’s written consent or to make arrangements that satisfy the Lender prior to Mergers, divisions, capital reductions, equity changes, equity pledges, transfers of major assets and claims, major foreign investments, substantial increases in debt financing, and other actions that may adversely affect the Lender’s equity.

　　8.7  In any one of the following events, to promptly notify the Lender:

     (1) changes to the company’s articles of incorporation, business scope, registered capital, or legal representative;

     (2) closure, dissolution, liquidation, suspension of business, business license suspended or revoked for rectification, or the company applies (is subject to) bankruptcy;

　　(3) involvement or possible involvement in major economic disputes, litigation, or arbitration, or property is seized, detained or under supervision by law;

　　(4) shareholder(s), director(s), and current senior management are suspect of major cases or economic disputes.

　　8.8  To promptly, comprehensively, and accurately disclose of related party relationships and related party transactions to the Lender.

　　8.9  To mail or otherwise send to the Lender and promptly receive various notices.

　　8.10  To not dispose of its own assets in a manner that reduces solvency; to not use assets formed under the Contract, without obtaining the Lender’s consent, to provide guarantees to third parties.

　　8.11  If borrowing under the Contract is issued as credit, to completely, truthfully, and accurately report routinely to the Lender on external guarantees and, as required by the Lender, sign an account supervision agreement; when external guarantees may affect performance of obligations under the contract, the Lender’s written consent must be obtained. when external guarantees may affect performance of obligations under the contract, the Lender’s written consent must be obtained.

　　8.12 To support the Lender’s participation in matters such as borrowing calculation (estimates, budgeting, and final accounts) reviews, project bidding, and project completion inspections.

　　8.13  To bear expenses generated by the Lender to realize claims under the Contract, including but not limited to attorneys’ fees and auction fees.

　　8.14  To give priority to the Borrower’s debts to its shareholders in terms of the priority for settling debts under the Contract and to at least give such debts an equal footing as other similar debts of the Borrower’s other creditors.

　   8.15  To strengthen environmental and social risk management and accept the Lender’s supervision and inspections in this regard. If required by the Lender, to submit environmental and social risk reports to the Lender.

　   Article 9  Lender Commitments

　　9.1 　To issue loans to the Borrower as stipulated under the Contract.

　　9.2 　To keep confidential non-public materials and information provided by the Borrower, unless laws and regulations require otherwise or the Contract stipulates otherwise.

　　Article 10   Breach of Contract

　　10.1  Any one of the following events shall constitute breach of contract by the Borrower:

　　(1) the Borrower fails to repay loan principal, interest, or other payables under the Contract according to stipulations under the Contract or acts contrary to representations, warranties, or commitments under the Contract;

　　(2) changes occur to guarantees under the Contract that are not conducive to the Lender’s claims, and the Borrower fails to provide other guarantees recognized by the Lender;

　　(3) the Borrower is unable to settle any other debts due (including debts declared due early) or fails to perform or violates obligations under other agreements, such that it has affected or may affect its performance of obligations under the Contract;

　　(4) the Borrower’s financial metrics, such as profitability, solvency, operating capacity, and cash flow, fail to meet agreed standards, or the deterioration thereof has affected or may affect the performance of its obligations under the Contract;

　　(5) the Borrower’s equity structure, production, operations, and foreign investments have undergone significantly adverse changes that have affected or may affect the performance of its obligations under the Contract;

　　(6) the Borrower is involved in or may be involved in major economic disputes, litigation, arbitration, or assets have been seized, detained or enforced, or is being investigated or dealt with by judicial or administrative organs in accordance with the law or subject to penalties in accordance with the law, or is exposed by the media for violating relevant state regulations or policies, such that it has affected or may affect the performance of its obligations under the Contract;

　　(7) the Borrower’s main investors and key management personnel make abnormal changes, go missing, or are investigated or restricted by judicial authorities in accordance with the law, such that it has affected or may affect the performance of its obligations under the Contract;

　　(8) the Borrower utilizes false contracts with related parties, utilizes transactions without actual trading to obtain funding or credit from the Lender, or intentionally evades the Lender’s claims through related transactions;

　　(9) the Borrower has or may be closed, dissolved, liquidated, have its business suspended, have its business license rectified or revoked, or apply for (or be subject to) bankruptcy;

　　(10) the Borrower has a liability incident or a major environmental or social risk incident for food safety, safety production, or environmental protection violations or violation other environmental or social risk management laws, regulations, or industry standards, such that it has affected or may affect the performance of its obligations under the Contract;

　　(11) project capital is not allocated as planned or at the stipulated ratio or is not paid up within the time prescribed by the Lender;

　　(12) the project is not completed as scheduled or the project construction or the operating environment and conditions undergo significantly adverse changes;

　　(13) if borrowing under the Contract is issued as credit, the Borrower’s credit rating, profitability, asset-liability ratio, cash flow from operating activities, or other metrics do not meet the Lender’s conditions for credit lending; or the Borrow sets up pledge/mortgage guarantees for others or provides guarantees using its validly operated assets without the written consent of the Lender, such that it has affected or may affect the performance of its obligations under the Contract;

　　(14) Other circumstances that may adversely affect the Lender’s realization of claims under the Contract.

　　10.2  Should the Borrower breach the Contract, the Lender is entitled to take one or more of the following remedies:

　　(1) to require that the Borrower rectify the breach of contract within a period of time;

　　(2) to suspend the issuance of loans or other financing to the Borrower based on the Contract or other contracts between the Lender and the Borrower and cancel, in part or in full, loans or other financing that the Borrower has yet to withdraw;

　　(3) to announce immediate expiration of lending or other financing under the Contract and other contracts between the Lender and the Borrower and to immediately recover unpaid amounts;

　　(4) to require that the Borrower compensate for losses suffered by the Lender from the breach of contract;

　　(5) other remedies provided by laws or regulations, as stipulated under the Contract, or as deemed necessary by the Lender.

　　10.3  For loans due yet unrepaid by the Borrower as agreed (including debts that are announced as due immediately), the Lender is entitled to charge penalty interest from the date at the overdue penalty interest rate stipulated under the Contract from the date on which the amount was overdue. For interest that the Borrower fails to pay on time (including penalty interest), compound interest shall be charged based on the overdue penalty interest rate. Penalty interest / compound interest shall be settled according to the interest settlement rules stipulated under the Contract.

　　10.4  Should the Borrower fail to use loans according to the usage stipulated under the Contract, the Lender is entitled to charge penalty interest for misuse of funds according to the penalty interest rate stipulated in the Contract from the date in which funds are misused, and compound interest shall be charged according to the penalty interest rate for misuse of funds for interest (including penalty interest) not paid on time during the misuse of funds. Penalty interest / compound interest shall be settled according to the interest settlement rules stipulated under the Contract.

　　10.5 　Should the Borrower simultaneously encounter the circumstances of Article 10.3 and Article 10.4, the greater penalty interest rate shall be charged and cannot be combined.

　　10.6  Should the Borrower fail to repay loan principal, interest (including penalty interest and compound interest), or other payables on time, the Lender is entitled to make an announcement through the media.

　　10.7  Should the Borrower’s related parties’ controlling relationship with the Borrower change or should the Borrower’s related party encounter the circumstances in Article 10.1 other than items (1) or (2), such that it has affected or may affect the Borrower’s performance of its obligations under the Contract, the Lender is entitled to take various measures as stipulated under the Contract.

　　Article 11 Withholding

　　11.1  Should the Borrower fail to repay debts due under the Contract as agreed (including debts announced as due immediately), the Borrower agrees that the Lender may withhold corresponding amounts from all foreign exchange and RMB accounts that the Borrower has opened at ICBC to settle debts owed, until the Borrower’s debts under the Contract have been settled in full.

　　11.2  Should the withheld amount be in a currency other than that of the Contract, the currency shall be exchanged at the Lender’s applicable exchange rate on the withholding date. The Borrower shall bear interest and other expenses incurred from the withholding date to the settlement date (the date on which the Lender converts the withheld amount into the currency of the Contract according to national foreign exchange management policies and actually pays of the debts under the Contract), as well as differences from exchange rate volatility during this period.

　　11.3  Should the amount withheld by the Lender be insufficient to settle all debts owed by the Borrower, the Lender has the right to decide on the order of settlement.

　　Article 12  Transfer of Rights and Obligations

　　12.1  The Lender is entitled to transfer its rights under the Contract, in part or in full, to a third party, and the Lender’s transfer thereof does not require the Borrower’s consent. Without the written consent of the Lender, the Borrower shall not transfer any of its rights or obligations under the Contract.  Without the written consent of the Lender, the Borrower shall not transfer any of its rights or obligations under the Contract.

　　12.2  The Lender or Industrial and Commercial Bank of China Limited (“ICBC”) may, based on its business management needs, authorize or entrust other ICBC branch agencies to perform rights and obligations under the Contract, or place loan claims under the Contract under the management of other ICBC branch agencies. The Borrower agrees that the such actions shall no longer require the consent of the Borrower. The Borrower agrees that the such actions shall no longer require the consent of the Borrower. Other ICBC branch agencies that undertake the rights and obligations of the Lender are entitled to exercise all rights under the Contract and are entitled to file lawsuits, submit for arbitration, or apply for enforcement in the name of the given agency.

 　  Article 13  Entry into Force, Changes, and Release of Contract

　　13.1  The Contract enters into force on the signing date and shall be terminated on the date on which the Borrower fully performs all obligations under the Contract.

　　13.2  Any changes to the Contract shall be agreed to the parties and made in writing. Changed clauses or agreements constitute a part of the Contract and shall have the same legal effect of the Contract. Apart from the changed sections, other parts of the Contract shall remain in effect, and the original terms shall remain in effect until the change is effective.

　　13.3  Changes to and release of the Contract shall not affect the rights of the contracting parties to claim damages. The release of the Contract does not affect the validity of the dispute resolution clause.

　　Article 14  Applicable Law and Dispute Resolution

　　The conclusion, validity, interpretation, performance of the Contract and settlement of disputes under the Contract shall be governed by the laws of the People’s Republic of China. Any disputes or issues arising from or related to the Contract shall be settled through negotiations by the borrower and the lender; where negotiations fail, disputes shall be resolved through methods as stipulated under the Contract.

　　Article 15  Address Confirmation for Serving Litigation/Arbitration Instruments

　　15.1 The Borrower confirms that the address listed on the first page of the Contract is the address for serving litigation/arbitration instruments for disputes under the Contract. Litigation/arbitration instruments include but are not limited to subpoenas, notices of hearings, judgments, rulings, mediations, and time-limit notices.

　　15.2 The Borrower agrees that arbitration institutions or the courts may use the fax or email address listed on the first page of the Contract to serve arbitration/litigation instruments, except for judgments, rulings, and mediations.

　　15.3 The abovementioned stipulations on service are applicable to first hearings, second hearings, retrials, and enforcement under arbitration and litigation proceedings. As for service to the above address, arbitration institutions or the courts may serve instruments directly by mail.

　　15.4 The Borrower shall ensure the truthfulness and validity of the address, contact, fax, email address, and other information listed in the Contract, and if related information changes, the Borrower shall promptly notify the Lender in writing; otherwise, service to the original mailing address shall still be valid, and the Borrower shall bear all resulting legal consequences.

　　Article 16  Complete Contract

　　Section 1: Basic Stipulations and Section 2: Specific Stipulations of the Contract together constitute a single complete fixed assets loan contract, and the same terms in the two sections shall have the same meanings. The Borrower’s borrowing is subject to the above two sections. The Borrower’s borrowing is subject to the above two sections.

　　Article 17   Notifications

　　17.1  All notices from the parties to the Contract shall be sent in writing. Unless stipulated otherwise, the parties designate the domiciles listed in the Contract as their mailing address and contact address. Unless stipulated otherwise, the parties designate the domiciles listed in the Contract as their mailing address and contact address. Should either party’s mailing address or other contact information change, the other party shall be promptly notified in writing.

　　17.2  Should either party to the Contract refuse to accept mail or should otherwise be unable to be served, the notifying party may serve mail by notarization or an announcement.

　　Article 18  Special Value-Added Tax Stipulations

　　18.1 Interest and expenses under the Contract paid by the Borrower to the Lender shall all include taxes.

　　18.2 Should the Borrower request that the Lender issue a value-added tax receipt, relevant information shall first be registered with the Lender. Information for registration includes the Borrower’s full name, the taxpayer’s identification number or social credit code, address, telephone, bank of account, and account number. The Borrower shall ensure that relevant information provided to the Lender is true, accurate, and complete and shall provide relevant proof as required by the Lender; for specific requirements, the Lender may send online notices or make online announcements.

　　18.3 Should the Borrower collect its own value-added tax invoices, it shall provide the Lender with a stamped power of attorney, designating the collector and specifying such information as the collector’s identification number; thereafter, the collector shall present the original of his or her identification card to collect value-added tax invoices. If the designated collector changes, the Borrower shall need to issue to the Lender a new stamped power of attorney. If the designated collector changes, the Borrower shall need to issue to the Lender a new stamped power of attorney. Should the Borrower choose to receive value-added tax invoices by mail, the Borrower shall still provide accurate, error-free, and servable mailing information; if the mailing information changes, the Lender shall be promptly notified in writing.

　　18.4 Should the Lender be unable to promptly issue value-added tax invoices due to natural disasters, government actions, social anomalies, and other circumstances of force majeure or because of tax authorities, the Lender is entitled to delay invoicing and shall not assume any responsibility.

　　18.5 Should a value-added tax invoice be lost, damaged, or overdue after it is collected by the Borrower or delivery by the Lender to a third party, or for other reasons unrelated to the Lender, such that the Borrower cannot receive the value-added tax invoice or cannot deduct the tax on time, the Lender shall not be liable for compensating the Borrower for related economic losses.

　　18.6 Should the Borrower need to have a special red-text value-added tax invoice issued because of sales returns, the suspension of taxable services, or invoicing errors, deductions, or the inability to certify invoices and the Borrower is required, under relevant laws, regulations, and policy documents, to submit a Special Red-Text Value-Added Tax Invoice Issuance Information Form, the Borrower shall submit a Special Red-Text Value-Added Tax Invoice Issuance Information Form to tax authorities; once approved by tax authorities and once notified, the Lender shall issue a special red-text value-added tax invoice.

　　18.7 During the performance of the Contract, should national tax rates be adjusted, the Lender is entitled to adjust pricing under the Contract based on changes and adjustments to national tax rates.

　　 Article 19   Miscellaneous

　　19.1   Lender’s failure to exercise or partially exercise or delay the exercise of any right under the Contract does not constitute a waiver or change of that right or other rights, nor does it affect its further exercise of that right or other rights.

　　19.2   Should any term of the Contract be invalid or unenforceable, it shall not affect the validity and enforceability of other terms and shall not affect the validity of the entire contract.

　　19.3  The Lender is entitled to, pursuant to relevant legal and regulatory provisions and the requirements of financial regulators, to provide information related to the Contract or the Borrower’s other information to the People’s Bank of China Credit System and other lawfully established credit information databases to be queried and used by qualified institutions or individuals. The Lender is also entitled, for the purposes of entering into and performing the Contract, to query the Borrower’s related information on the People’s Bank of China Credit System and other lawfully established credit information databases.

　　19.4　 The terms “related party”, “related party relationships”, “related party transactions”, “main investors”, “key management personnel”, and other such terms shall have the same meanings as the same terms in the Accounting Standards for Business Enterprises No. 36 - Related Party Disclosures (C.H. [2006] 3) issued by the Ministry of Finance, as well as subsequent amendments to the Standards.

　　19.5　The environmental and social risks mentioned in the Contract refer to the environmental and social hazards and risks associated with the Borrower and its important related parties in construction, production, and operation activities, including environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, and climate change.

　　19.6  The documents and vouchers for loans under the Contract prepared and retained by the Lender according to its business rules constitute valid evidence for the credit relationship between the Borrower and the Lender and are binding on the Borrower.

　　19.7  In the Contract, (1) all mention of the Contract shall include revisions to or supplementation of the Contract; (2) article titles are for reference only and do not constitute any interpretation of the Contract, nor do they impose any restrictions on the content of the titles or their scope; and (3) should withdrawal dates or repayment dates fall on non-banking days, they shall be postponed to the next banking day.

The parties acknowledge that: both the Borrower and the Lender have fully negotiated on all of the terms of the Contract. Lender has drawn the Borrower’s attention to all terms related to the parties’ rights and obligations, so that the Borrower full and accurately understands them, and at the request of the Borrower, the Lender has provided explanations for relevant provisions. The Borrower has carefully read and fully understands all terms of the Contract (including Section 1: General Stipulations and Section 2: Specific Stipulations), and both the Borrower and the Lender have reached full consensus on the understanding of the terms of the Contract with no objections to the contractual contents.

　　Lender (Seal):
　　Principal/Attorney:

　　Borrower (Seal):
　　Legal Representative/Attorney:

 　 Contract Signing Date:

Attachment 1:

Withdrawal Notice

Industrial and Commercial Bank of China 　　　　　　　　　　　　:

　　Pursuant to the  Contract, number  , signed by our company and your bank on (hereinafter referred to as the “Lending Contract”), we have fully implemented the preconditions for withdrawal as stipulated in the Lending Contract, and we hereby issue the following withdrawal notice to your bank:

      I. We intend to withdrawal lending from your bank for the amount of      (currency)    on .

      II. The lending term is  , ending on .

　　III. Please transfer this loan to our designated account below:

      Account Name:
      Account Number:
      Bank of Account:

      IV. Pursuant to the stipulations of the Lending Contract and the entrusted payment agreement, for this loan, the entrusted payment is _____; the company itself shall pay _____.

      Under the Lender’s entrusted payment method, we authorize and entrust your bank to transfer the loan to our account and make payment to the accounts of the following payment objects for the purposes agreed upon under the Lending Contract:

      Account Name:
      Account Number:
      Bank of Account:

     [This loan must be paid to multiple payment objects at the same time. See the attachment for the list of payment objects and accounts.]

　　V. We provide confirmation to your bank that:

　　1. This loan shall be used for the purposes as stipulated in the Lending Contract;

　　2. All statements, warranties, and commitments that we make are true, accurate, complete, and valid at the date of issuance of this notice and the withdrawal date.

　　3. As of the date of issuance of this notice, there have been no significantly adverse changes to our production operations or our financial credit standing.

　　4. As of the date of issuance of this notice, there are no defaults or expected defaults under the Lending Contract or in relation to the Lending Contract. We further confirm that no default events shall occur or be present on the withdrawal date.

　　5. This notification is irrevocable once issued.

                          Borrower (Seal):

                          Legal Representative/Attorney:

                          Date:

List of Objects of Payment and Accounts

Payment Object 1:
　　　Account Name:
　　　Account Number:
　　　Bank of Account:
　　　Payment Amount:

Payment Object 2:
　　　Account Name:
　　　Account Number:
　　　Bank of Account:
　　　Payment Amount:

Payment Object 3:
　　　Account Name:
　　　Account Number:
　　　Bank of Account:
　　　Payment Amount:

Payment Object 4:
　　　Account Name:
　　　Account Number:
　　　Bank of Account:
　　　Payment Amount:

Borrower: (Seal)